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LOAN AGREEMENT

9550902025

Account Number

This Loan Agreement (this “Agreement”) is made this 17 day of August, 2010 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), and:

UNITED STRATEGIES, INC., a Delaware corporation, and PROMARK TECHNOLOGY, INC., a Maryland corporation (collectively, “Borrowers”), having their chief executive offices at 10900 Pump House Road, Suite B, Annapolis Junction, Maryland.

Borrowers have applied to Bank for and Bank has agreed to make, subject to the terms of this Agreement, the following loan(s) (hereinafter referred to, singularly or collectively, if more than one, as “Loan”):

Line of Credit (“Line of Credit”) in the maximum principal amount not to exceed $10,000,000 at any one time outstanding for the purpose of funding working capital needs and finance accounts receivables and inventory, which shall be evidenced by Borrowers’ Promissory Note dated on or after the date hereof which shall mature on November 5, 2011, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder and subject to any availability limitations, as applicable, Borrowers may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in any such Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

Additional terms, conditions and covenants of this Agreement are described in Schedule DD, or other schedule attached hereto, the terms of which are incorporated herein by reference. The promissory notes evidencing the Line of Credit is referred to herein as the “Note(s)” and shall include all extensions, renewals, modifications and substitutions thereof. The Line of Credit shall be secured by the collateral described in the security documents described below.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank’s counsel in their sole discretion:

USA Patriot Act Verification Information: Information or documentation, including, but not limited to, the legal name, address, tax identification number, driver’s license, and date of birth (if Borrowers are individuals) of Borrowers sufficient for the Bank to verify the identity of Borrowers in accordance with the USA Patriot Act. Borrowers shall notify Bank promptly of any change in such information.

Note(s): The Note(s) evidencing the Loans(s) duly executed by Borrowers.

Flood Hazard Certification: Evidence satisfactory to Bank and Bank’s counsel as to whether the Collateral is stored in located within an area identified as having “special flood hazards” as such term is used in the Federal Flood Disaster Protection Act of 1973.

Security Agreement(s): Security Agreement(s) in which Borrowers collateral shall grant to Bank a first priority security interest in the personal property specified therein (the “Collateral”). (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrowers must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)

UCC Financing Statements: Copies of UCC Financing Statements duly filed in Borrowers’ or other owner’s state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for Borrowers or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank.

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LOAN AGREEMENT

Authorization and Certificate: An Authorization and Certificate executed by each of the Borrowers under which such Borrower authorizes Bank to file a UCC Financing Statement describing collateral owned by such Borrower.

Corporate Resolution: A Corporate Resolution duly adopted by the Board of Directors of Borrowers authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of Borrowers, all filed with and certified by the Secretary of State of the State of the Borrowers’ incorporation.

By-Laws: A copy of the By-Laws of Borrowers, certified by the Secretary of Borrowers as to their completeness and accuracy.

Certificate of Incumbency: A certificate of the Secretary of Borrowers certifying the names and true signatures of the officers of Borrowers authorized to sign the Loan Documents.

Certificate of Existence: A certification of the Secretary of State or the State Department of Assessments and Taxation, as applicable, of the State of Borrowers’ Incorporation or Organization as to the existence or good standing of Borrowers and their charter documents on file.

Commitment Fee: A commitment fee (or balance thereof) of $15,000, payable to the Bank on the date of execution of the Loan Documents.

Opinion of Counsel: An opinion of counsel for Borrowers satisfactory to Bank and Bank’s counsel.

Additional Documents: Receipt by Bank of other approvals, opinions, or documents as Bank may reasonably request.

Section 2 Representations and Warranties

Borrowers represents and warrant to Bank that:

2.01. Financial Statements. The balance sheet of Borrowers and their subsidiaries, if any, and the related statements of income of Borrowers and their subsidiaries, the accompanying footnotes together with the accountant’s opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of Borrowers and their subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of Borrowers and their subsidiaries as stated therein has not changed materially and adversely since the date thereof.

2.02. Name, Capacity and Standing. Borrowers’ exact legal name is correctly stated in the initial paragraph of the Agreement. Borrowers warrant and represent that they are duly organized and validly existing under the laws of their respective state of incorporation or organization; that they and/or their subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

2.03. No Violation of Other Agreements. The execution of the Loan Documents, and the performance by Borrowers thereunder, will not violate any provision, as applicable, of their articles of incorporation, by-laws, or of any law, other agreement, indenture, note, or other instrument binding upon Borrowers, or give cause for the acceleration of any of the respective obligations of Borrowers.

2.04. Authority. All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.

2.05. Asset Ownership. Borrowers have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements.

2.06. Discharge of Liens and Taxes. Borrowers and their subsidiaries, if any, have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.

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LOAN AGREEMENT

2.07. Regulations U and X. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

2.08. ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by Borrowers or by any subsidiary of Borrowers meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.

2.09. Litigation. There is no claim, action, suit or proceeding pending, or to the knowledge of Borrowers, threatened or reasonably anticipated, before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of Borrowers or their subsidiaries, if any, or the ability of Borrowers to perform their obligations under the Loan Documents.

2.10. Other Agreements. The representations and warranties made by Borrowers to Bank in the other Loan Documents are true and correct in all respects on the date hereof.

2.11. Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of Borrowers, the execution of such Loan Documents has been duly authorized by Borrowers, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally.

2.12. Commercial Purpose. The Loan(s) are not “consumer transactions”, as defined in the Maryland Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

Section 3 Affirmative Covenants

Borrowers covenant and agree that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrowers shall:

3.01. Maintain Existence and Current Legal Form of Business. (a) Maintain their existence and good standing in the state of their incorporation or organization, (b) maintain their current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

3.02. Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Borrowers.

3.03. Maintain Properties. Maintain, keep, and preserve all of their properties (tangible and intangible) including the collateral necessary or useful in the conduct of their business in good working order and condition, ordinary wear and tear excepted.

3.04. Conduct of Business. Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.

3.05. Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s). Bank shall be named as loss payee (Long Form) on all policies which apply to Bank’s collateral, and Borrowers shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.

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3.06. Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon them or upon their property, and all environmental laws.

3.07. Right of Inspection. Permit the officers and authorized agents of Bank, at any reasonable time or times in Bank’s sole discretion, to examine and make copies of the records and books of account of, to visit the properties of Borrowers, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of Borrowers, and Borrowers’ independent accountant as Bank deems necessary and proper.

3.08. Reporting Requirements. Furnish to the Bank:

Financial Statements: As soon as available and not more than forty-five (45) days after the end of each fiscal quarter, balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by the President or chief financial officer of Borrowers, as appropriate.

Annual Financial Statements: As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Audited.

Loan Base Report: On or before the 15th day of each month, or as provided and/or required in accordance with Schedule DD, a Loan Base Report in a form acceptable to Bank signed by the President or Chief Financial Officer of Borrowers, as appropriate.

Covenant Compliance Certificate: As soon as available and not more than forty-five (45) days after the end of each fiscal quarter, a certificate, in a form satisfactory to Bank, signed by the President or Chief Financial Officer of Borrowers, as appropriate, certifying that Borrowers are in compliance with all covenants, financial or otherwise, under this Agreement.

Notice of Litigation: Promptly after the receipt by Borrowers of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of Borrowers.

Tax Returns: As soon as available each year, complete copies (including all schedules) of all state and federal tax returns filed by Borrowers.

Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if Borrowers are individuals) of Borrowers sufficient for Bank to verify the identity of Borrowers in accordance with the USA Patriot Act. Borrowers shall notify Bank promptly of any change in such information.

Other Information: Such other information as Bank may from time to time reasonably request.

3.09. Deposit Accounts. Maintain substantially all of their demand deposit/operating accounts with Bank.

3.10. Affirmative Covenants from other Loan Documents. All affirmative covenants contained in the Security Agreement or other security document executed by Borrowers which are described in Section 1 hereof are hereby incorporated by reference herein.

Section 4 Intentionally Deleted.

Section 5 Financial Covenants

The Borrowers covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrowers shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

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Tangible Net Worth. A minimum tangible net worth of not less than $1,000,000 through March 31, 2011, thereafter increasing to a minimum tangible net worth of not less than $1,250,000 through maturity. Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

Maximum Funded Debt. Maximum Funded Debt of 3.5 times EBITDA, on a rolling 6 month annualized basis. At no time shall the ratio of Borrowers’ interest bearing liabilities exceed Borrowers’ EBIDTA by an amount greater than 3.5 times. This covenant will be tested quarterly, commencing with the quarter ending December 31, 2010, by annualizing the preceding 6 month period.

Section 6 Negative Covenants

Borrowers covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, Borrowers shall not, without the prior written consent of Bank:

6.01.      Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to the Collateral, or any other property owned by Borrowers, now owned or hereafter acquired, except:

(a)	Liens and security interests in favor of Bank;
(b)	Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;
(c)	Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained; and
(d)	purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.

6.02.      Debt. Create, incur, assume, or suffer to exist any debt, except:

(a)	Debt to the Bank;
(b)	Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;
(c)	Accounts payable to trade creditors incurred in the ordinary course of business;
(d)	Debt secured by purchase money security interests as outlined above in Section 6.01 (d); and
(e)	Additional debt not to exceed $100,000 in the aggregate at any time.

6.03.      Capital Expenditures. Expenditures for fixed assets in any fiscal year shall not exceed in the aggregate the sum of $100,000.

6.04.      Change of Legal Form of Business; Purchase of Assets. Change Borrowers’ name or the legal form of Borrowers’ business as shown above, whether by merger, consolidation, conversion or otherwise, and Borrowers shall not purchase all or substantially all of the assets or business of any Person.

6.05.      Leases. Create, incur, assume, or suffer to exist any leases, except:

(a)	Leases outstanding on the date hereof and showing on the most recent financial statement submitted to Bank; and
(b)	Operating Leases for machinery and equipment which do not in the aggregate require payments in excess of $100,000 in any fiscal year of the Borrowers.

6.06.      [Intentionally Omitted].

6.07.      Salaries. Salaries and any other cash compensation to owners/officers/partners/managers shall be limited as follows: NO LIMIT.

6.08.      Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

6.09.      Loans. Loans to directors, officers, partners, members, shareholders, subsidiaries and affiliates shall not exceed in the aggregate the sum of $100,000.

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LOAN AGREEMENT

6.10.      Disposition of Assets. Sell, lease, or otherwise dispose of any of their assets or properties except in the ordinary and usual course of their business.

6.11.      Transfer of Ownership. (a) issue, transfer or sell any new class of stock, or (b) except for the issuance of shares of stock under the United Strategies, Inc. 2001 Stock Option Plan, issue, transfer or sell, in the aggregate, from their treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement.

6.12.      Negative Covenants from other Loan Documents. All negative covenants contained in the Security Agreement or other security document executed by Borrowers which are described in Section 1 hereof are hereby incorporated by reference herein.

Section 7 Intentionally Deleted.

Section 8 Events of Default

The following shall be “Events of Default” by Borrowers:

8.01. The failure to make prompt payment of any installment of principal or interest on any of the Note(s) when due or payable.

8.02. Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.

8.03. Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.

8.04. Should Borrowers default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.

8.05. Should Borrowers breach any covenant, condition, or agreement made under any of the Loan Documents.

8.06. Should a custodian be appointed for or take possession of any or all of the assets of Borrowers , or should Borrowers either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve Borrowers, any proceeding to have a receiver appointed, or should Borrowers make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of Borrowers’ assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 45 days.

8.07. Should final judgment for the payment of money be rendered against Borrowers which is not covered by insurance and shall remain undischarged for a period of 60 days unless such judgment or execution thereon be effectively stayed.

8.08. Upon the termination of existence of or dissolution of Borrowers.

8.09. Should Bank in good faith deem itself, its liens and security interests, if any, or any debt thereunder unsafe or insecure, or should Bank believe in good faith that the prospect of payment of any debt or other performance by Borrowers is impaired.

8.10. Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

9.01. Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, late fees, and all other amounts/expenditures without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrowers, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;

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9.02. Require Borrowers to pledge additional collateral to Bank from Borrowers’ assets and properties, the acceptability and sufficiency of such collateral to be determined in Bank’s sole discretion;

9.03. Take immediate possession of and foreclose upon any or all collateral which may be granted to Bank as security for the indebtedness and obligations of Borrowers under the Loan Documents;

9.04. Exercise any and all other rights and remedies available to Bank under the terms of the Loan Documents and applicable law, including the Maryland Uniform Commercial Code;

9.05. Any obligation of Bank to advance funds to Borrowers or any other Person under the terms of under the Note(s) and all other obligations, if any, of Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01. Definitions.

“Availability” shall mean the lesser of (i) $10,000,000.00 or (ii) the Collateral Loan Value shown on the Loan Base Report furnished by Borrowers to Bank on or before the 15th day of each month as long as this Agreement shall remain in force, or as provided and/or determined in accordance with Schedule DD. The percentages of acceptable collateral, as defined by Bank, which will be used to determine the Collateral Loan Value, shall be the following (unless otherwise set forth in Schedule DD hereto): Eligible Inventory - 50% (with $1,000,000 sublimit); Eligible Accounts - 85%.

“Default Rate” shall mean a rate of interest equal to Bank’s Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank’s sole discretion, to all sums owing, including principal and interest, on such date.

“Loan Documents” shall mean this Agreement including any schedule attached hereto, the Note, the Security Agreement, all UCC Financing Statements, and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.

“Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

“GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

“Prime Rate” shall mean the rate of interest per annum announced by Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by Bank when extending credit, and may not necessarily be the Bank’s lowest lending rate.

10.02. Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.03. Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of Maryland.

10.04. Waiver. Neither the failure or any delay on the part of Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

10.05. Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by Borrowers and Bank.

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10.06. Payment Amount Adjustment. In the event that any Loan(s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrowers’ payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.

10.07. Stamps and Fees. Borrowers shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to Bank; and Borrowers agree to indemnify and hold harmless the Bank against any and all liability in respect thereof.

10.08. Attorneys’ Fees. In the event Borrowers shall default in any of their obligations hereunder and Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrowers to Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), Borrowers agree to pay the reasonable attorneys’ fees of Bank and all related costs of collection or enforcement that may be incurred by the Bank. Borrowers shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

10.09. Bank Making Required Payments. In the event Borrowers shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrowers is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.

10.10. Right of Offset. Any indebtedness owing from Bank to Borrowers may be set off and applied by Bank on any indebtedness or liability of Borrowers to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrowers. Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrowers agree that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.

10.11. UCC Authorization. Borrowers authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.

10.12. Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) permitted by law.

10.13. Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s) or security document(s) or any schedule attached hereto, the provisions of such Note(s) or security document(s) or any schedule attached hereto, as appropriate, shall take priority over any provisions in this Agreement.

10.14. Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the Corporate Banking Department of the Bank at its offices at 111 S. Calvert Street, Suite 2200, Baltimore, Maryland 21202, and to the Presidents of the Borrowers at their offices at 10900 Pump House Road, Suite B, Annapolis Junction, Maryland 20701, when sent by certified mail and return receipt requested.

10.15. Consent to Jurisdiction. Borrowers hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement may be instituted in any Maryland state court or federal court sitting in the state of Maryland, or in such other court and venue as Bank may choose in its sole discretion. Borrowers consent to the jurisdiction of such courts and waive any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrowers may now or hereafter have in any such legal action or proceedings.

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10.16. Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.17. Entire Agreement. The Loan Documents embody the entire agreement between Borrowers and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrowers with respect to the Loans which are not expressly set forth in the Loan Documents.

10.18. Indemnification. The Borrowers hereby agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loans, including without limitation: (i) the failure to make any payment to Bank promptly when due, whether under the Notes evidencing the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this agreement or in any other loan documents now or hereafter executed in connection with the Loans; or (iii) the violation of any covenants or agreements made for the benefit of Bank and contained in any of the loan documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from Bank’s gross negligence or willful misconduct.

10.19. WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, BORROWERS HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN BORROWERS AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, BORROWERS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

[SIGNATURES ON FOLLOWING PAGE]

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Signature Page

IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be duly executed under seal all as of the date first above written.

BORROWERS:
UNITED STRATEGIES, INC.
a Delaware corporation

By:	/s/ William Ochall	(SEAL)
Name: William Ochall
Title: Chief Financial Officer

PROMARK TECHNOLOGY, INC.,
a Maryland corporation

By:	/s/ William Ochall	(SEAL)
Name: William Ochall
Title: Chief Financial Officer

STATE OF MARYLAND

CITY/COUNTY OF Anne Arundel_____

I, Stacy Charlier_, a Notary Public of the City/County and State aforesaid, certify that WILLIAM OCHALL, personally came before me this day and acknowledged that he is the Chief Financial Officer of UNITED STRATEGIES, INC., a Delaware corporation, and the Chief Financial Officer of PROMARK TECHNOLOGY, INC., a Maryland corporation, and that by authority duly given and as the act of the corporations, the foregoing instrument was signed in their name by him, as their Chief Financial Officer.

Witness my hand and official stamp or seal, this 18 day of August, 2010.

My commission expires: 10/16/10	/s/ Stacy Charlier
Notary Public

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BRANCH BANKING AND TRUST COMPANY,
a North Carolina corporation

By:	/s/ Brannon E. Fitch	(SEAL)
Brannon E. Fitch
Senior Vice President

STATE OF MARYLAND

CITY/COUNTY OF Anne Arundel______

I, Stacy Charlier_, a Notary Public of the City/County and State aforesaid, certify that BRANNON E. FITCH, personally came before me this day and acknowledged that he is the Senior Vice President of BRANCH BANKING AND TRUST COMPANY, a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by him, as its Senior Vice President.

Witness my hand and official stamp or seal, this 18 day of August, 2010.

My commission expires: 10/16/10	/s/ Stacy Charlier
Notary Public

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of the ___ day of March, 2011, by and among UNITED STRATEGIES, INC. a Delaware corporation, and PROMARK TECHNOLOGY, INC., a Maryland corporation (collectively, “Borrowers”) and BRANCH BANKING AND TRUST COMPANY a North Carolina banking corporation (“Bank”).

RECITALS:

R-1.          Pursuant to the terms of that certain Promissory Note dated August 17, 2010 (collectively, the “Note”), Grantor is justly indebted unto Lender up to a maximum principal amount of up to Ten Million Dollars ($10,000,000.00) (“Loan”).

R-2.          The Loan is governed by that certain Loan Agreement dated August 17, 2010 (the “Loan Agreement”).

R-3.          The parties now desire to amend the Loan Agreement to remove the Maximum Funded Debt covenant and replace it with a Fixed Charge Coverage covenant.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.          Incorporation of Recitals. The above recitals are hereby incorporated herein and made a part of this Amendment by this reference.

2.          Modifications. The Loan Agreement is hereby modified by deleting the Maximum Funded Debt covenant set forth in the last paragraph of Section 5 of the Loan Agreement and replacing it with the following Fixed Charge Coverage covenant:

Fixed Charge Coverage. Borrower shall maintain EBITDA plus rent expense at a minimum of 1.25 times Fixed Charges. Fixed Charges shall include current portion of long term debt (secured and unsecured), capital lease obligations, interest expense (current and deferred) and rental expense. This ratio will be measured quarterly, commencing with the quarter ending March 31, 2011, based upon the trailing six months performance, annualized.

Account No. 9550902025 Note No. 00001

3.          Survival. Borrower, Guarantors and Bank acknowledge that the Loan Agreement and all other loan documents executed in connection with the Line now, or in the past, are in full force and effect and are binding according to their terms. Borrower, Guarantors and Bank hereby renew and extend their covenant and agreement to perform, comply with, and be bound by each and every of the terms and provisions of the Loan Agreement, as modified by the terms of this Amendment.

4.          Miscellaneous. Except as expressly modified herein, all terms and conditions of the Loan Agreement shall remain in full force and effect. This Amendment is and in all respects shall be deemed to be an amendment to the Loan Agreement and in no event shall be deemed or construed to be a replacement or novation thereof. In the event of a conflict between the terms of the Loan Agreement and the terms of this Amendment, the terms of this Amendment shall control. All capitalized terms used in this Amendment and not defined herein and which are defined in the Loan Agreement shall have the meanings assigned to same in the Loan Agreement.

(Signature page follows)

Account No. 9550902025 Note No. 00001

IN WITNESS WHEREOF, the parties have executed this Amendment or caused the same to be executed as of the date first above written.

BORROWERS:

UNITED STRATEGIES, INC.,

a Delaware corporation

By:	/s/ William Ochall	[Seal]

Name:	William Ochall

Title:	Chief Financial Officer

PROMARK TECHNOLOGY, INC.,

a Maryland corporation

By:	/s/ William Ochall	[Seal]

Name:	William Ochall

Title:	Chief Financial Officer

STATE OF MARYLAND

CITY/COUNTY OF Prince George__________

I, Sarah Grimm__________ Notary Public of the City/County and State aforesaid, certify that WILLIAM OCHALL, personally came before me this day and acknowledged that he is the Chief Financial Officer of UNITED STRATEGIES, INC., a Delaware corporation, and the Chief Financial Officer of PROMARK TECHNOLOGY, INC., a Maryland corporation, and that by authority duly given and as the act of the corporations, the foregoing instrument was signed in their name by him, as their Chief Financial Officer.

Witness my hand and official stamp or seal, this 3rd__ day of March, 2011.

My commission expires: 10/30/2013	/s/ Sarah M. Grimm
Notary Public

(SIGNATURES CONTINUE ON FOLLOWING PAGE)

Account No. 9550902025 Note No. 00001

BANK:
BRANCH BANKING AND TRUST COMPANY,
a North Carolina corporation

By:	/s/ Brannon E. Fitch	[Seal]
Brannon E. Fitch
Senior Vice President

STATE OF MARYLAND

CITY/COUNTY OF______________________________

I, _______________ Notary Public of the City/County and State aforesaid, certify that Brannon E. Fitch personally came before me this day and acknowledged that he is the Senior Vice President of Branch Banking and Trust Company, a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in their name by him, as its Senior Vice President.

Witness my hand and official stamp or seal, this ____ day of March, 2011.

My commission expires:
Notary Public

Account No. 9550902025 Note No. 00001

Maker	UNITED STRATEGIES, INC.
Address	140900 PUMP HOUSE RD STE B	9550902025
	ANNAPOLIS JUNCTION, MD 20701-1208	Customer Number

		00001
		Note Number

 BB&T

$10,000,000	$08/17/2010	$10,000,000	$11/07/2011
Original Amount of Note	Original Date	Modification Amount	Modification Date

This Note Modification Agreement (hereinafter Agreement) is made and entered into this       7th     day of         November , 2011       by and between UNITED STRATEGIES, INC and PROMARK TECHNOLOGY, INC.,                                       maker(s), co-maker(s), endorser(s), or other obligor(s) on the Promissory Note (as defined below), hereinafter also referred to jointly and severally as Borrower(s); Branch Banking and Trust Company, a North Carolina banking corporation, hereinafter referred to as Bank; and                                            owners other than Borrower(s) (if any) of any property pledged to secure performance of Borrower(s)’s obligations to Bank, hereinafter referred to jointly and severally as Debtor(s)/Grantor(s).

Witnesseth: Whereas, Borrower(s) has previously executed a Promissory Note payable to Bank, which Promissory Note includes the original Promissory Note and all renewals, extensions and modifications thereof, collectively “Promissory Note”, said Promissory Note being more particularly identified by description of the original note above; and Borrower(s) and Bank agree that said Promissory Note be modified only to the limited extent as is hereinafter set forth; that all other terms, conditions, and covenants of said Promissory Note remain in full force and effect, and that all other obligations and covenants of Borrower(s), except as herein modified, shall remain in full force and effect, and binding between Borrower(s) and Bank; and Whereas Debtor(s)/Grantor(s), if different from Borrower(s), has agreed to the terms of this modification; NOW THEREFORE, in mutual consideration of the premises, the sum of Ten Dollars ($10) and other good and valuable consideration, each to the other parties paid , the parties hereto agree that said Promissory Note is amended as hereinafter described:

☐	Borrower shall pay a prepayment fee as set forth in the Prepayment Fee Addendum attached hereto.

INTEREST RATE, PRINCIPAL AND INTEREST PAYMENT TERM MODIFICATIONS (To the extent no change is made, existing terms continue. Sections not completed are deleted.)

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

☐	Fixed rate of ____________________ % per annum.

☒	Variable rate of the Bank’s Prime Rate plus 0.250 % per annum to be adjusted Daily as the Banks Prime Rate Changes.

☐	As of the Modification Date, any fixed, floating, or average maximum rate and fixed minimum rate in effect by virtue of the Promissory Note are hereby deleted.

The interest rate will in no instance exceed the maximum rate permitted by applicable law and if checked here ☐, the interest rate will not decrease below a fixed minimum rate of _____ %. If checked here ☐ the interest rate will not exceed ☐ a fixed maximum rate of ______ %, an average maximum rate of _____ %, or ☐ a floating maximum rate of the greater of _____ % or the Bank’s Prime Rate. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when Promissory Note is repaid in full by Borrower 111 annually beginning on ______________ .

☐

Principal and interest are payable as follows:

☒	Principal (plus any accrued interest not otherwise scheduled herein) } is due in full at maturity on 11/05/2012

☐	Principal plus accrued Interest

☐	Payable in consecutive installments of ☐ Principal } commencing on

☐	Principal and interest

and continuing on the same day of each calendar period thereafter, in equal payments of $ , with one final payment of all remaining principal and accrued interest due on .

☐	ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on and continuing on the same day of each month thereafter, with one final payment of all remaining principal and accrued interest due on

☒	Accrued interest is payable Monthly commencing on December 5, 2011 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on November 5, 2012 .

Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder on and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than months from the date of the initial principal payment due hereunder. Borrower understands the payment may increase if Interest rates Increase.

☐	At the Borrower’s request, the Bank has agreed to readvance the principal amount of $_______________________________. The outstanding principal balance under the Promissory Note prior to the readvance is $ , making the total outstanding principal balance now due hereunder to be $ (“Modification Amount”).

☐

☐

☐	Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account(s) with Bank or other bank, any payment(s) due on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

The Following scheduled payment(s) is (are) deferred:

☐	$______________ principal } Payment(s) due on

☐	$______________ interest

is (are) hereby deferred. Payments will resume on according to the schedule contained herein or to the existing schedule (If no other changes are made herein).

The Borrower(s) promises to pay Bank, or order, a late fee in the amount of five percent (5%) of any installment past due for fifteen (15) or more days. Where any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which Is returned to Bank because of nonpayment due to nonsufficient funds,

COLLATERAL: ☐ The Promissory Note, as modified, and the performance of the terms of any agreement or instrument relating to, evidencing, or securing the Promissory Note, as modified, shall be additionally secured by collateral hereinafter described, a new security instrument shall be executed by Borrower(s), and/or Debtor(s)/Grantor(s), and all other steps necessary to perfect or record the Bank’s lien with priority acceptable to Bank shall be taken. In addition to Bank’s right of off-set and to any liens and security interests granted to Bank in the Agreements, the undersigned hereby grants to Bank a security interest in all of its depository accounts with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by the Promissory Note, as modified.

Deed(s) of Trust f Mortgage(s) granted in favor of Bank as beneficiary! mortgagee:

☐	dated in the maximum principal amount of $

granted by

☐	dated in the maximum principal amount of $

granted by.

Security Agreement(s) granting a security interest to Bank:

☐	dated given by

☐	dated given by

☐	Securities Account Pledge and Security Agreement dated , executed by

☐	Control Agreement(s) dated____, covering	☐ Deposit Account(s)	☐ Investment Property
		☐ Letter of Credit Rights	☐ Electronic Chattel Paper

☐	Assignment of Certificate of Deposit, Security Agreement, and Power of Attorney (for Certificated Certificates of Deposit) dated , executed by .

☐	Pledge and Security Agreement for Publicly Traded Certificated Securities dated , executed by .

☐	Assignment of Life Insurance Policy as Collateral dated , executed by .

☐	Loan Agreement dated _____________________ executed by Borrower and ☐ Guarantor(s).

☐

☐

Secured Guaranty section:

☐

☐

☐	The collateral hereinafter described shall be and hereby is deleted as security interest for payment of the Promissory Note:

OTHER

If the Promissory Note being modified by this Agreement is signed by more than one person or entity, the modified Promissory Note shall be the joint and several obligation of all signers and the property and liability of each and all of them. It is expressly understood and agreed that this Agreement is a modification only and not a novation. The original obligation of the Borrower(s) evidenced by the Promissory Note is not extinguished hereby. It is agreed that except for the modification(s) contained herein, the Promissory Note, and any other Loan Documents or Agreements evidencing, securing or relating to the Promissory Note and all singular terms and conditions thereof, shall be and remain in full force and effect. This Agreement shall not release or affect the liability of any co-makers, obligors, endorsers or guarantors of said Promissory Note. Borrower and Debtor(s)/Grantor(s), if any, jointly and severally consent to the terms of this Agreement, waive any objection thereto, affirm any and all obligations to Bank and certify that there are no defenses or offsets against said obligations or the Bank, including without limitation the Promissory Note. Bank expressly reserves all rights as to any party with right of recourse on the Promissory Note.

In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased or supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank’s sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate based on an index such as the Bank’s Prime Rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount. Notwithstanding any other provision contained in this agreement, In no event shall the provisions of this paragraph be applicable to any Promissory Note which requires disclosures pursuant to the Consumer Protection Act (Truth-in-Lending Act), 15 USC $1601, et seq., as implemented by Regulation Z.

Borrower agrees that the only interest charge is the interest actually stated in the Promissory Note, as modified hereby, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Bank for some of the administrative services, costs and losses associated with any delinquency or default under the Promissory Note, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Bank upon Borrower in connection with the Promissory Note and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, statutory attorneys’ fees and reimbursements for costs and expenses paid by Bank to third parties or for damages incurred by Bank are and shall be deemed to be charges made to compensate Bank for underwriting and administrative services and costs, other services, and costs or losses incurred and to be incurred by Bank in connection with the Promissory Note and the loan and shall under no circumstances be deemed to be charges for the use of money. All such charges she be fully earned and non-refundable when due.

The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Promissory Note as permitted by applicable law.

In the words “Prime Rate’, “Bank Prime Rate”, “BB&T Prime Rate”, “Bank’s Prime Rate” or “BB&T’s Prime Rate” are used In this Agreement, they shall refer to the rate announced by the Bank from time to time as its Prime Rate. The Bank makes loans both above and below the Prime Rate and uses indexes other than the Prime Rate. Prime Rate Is the name given a rate index used by the Bank and does not in itself constitute a representation of any preferred rate or treatment.

Unless otherwise provided herein, it is expressly understood and agreed by and between Borrower(s), Debtor(s)/Grantor(s) and Bank that any and all collateral (including but not limited to real property, personal property, fixtures, inventory, accounts, instruments, general intangibles, documents, chattel paper, and equipment) given as security to insure faithful performance by Borrower(s) and any other third party of any and all obligations to Bank, however created, whether now existing or hereafter arising, shall remain as security for the Promissory Note, as modified hereby.

It is understood and agreed that if Bank has released collateral herein, it shall not be required or obligated to take any further steps to release said collateral from any lien or security interest unless Bank determines, in its sole discretion, that it may do so without consequence to its secured position and relative priority in other collateral; and unless Borrower(s) bears the reasonable cost of such action. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same, or of any other right on any further occasion. Each of the parties signing this Agreement regardless of the time, order or place of signing waives presentment, demand, protest, and notices of every kind, and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there Is available to the Bank collateral for the Promissory Note, as amended, and to the additions or releases of any other parties or persons primarily or secondarily liable. Whenever possible the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provisions shall be ineffective to the extent of any such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the same state which governs the interpretation and enforcement of the Promissory Note.

From and after any event of default under the Promissory Note, as modified hereby, or any related deed of trust, security agreement or loan agreement, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank’s Prime Rate plus 5% per annum (“Default Rate’’), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Maryland; and further that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate until such principal and interest have been paid in full. Bank shall not be obligated to accept any check, money order, or other payment instrument marked “payment in full” on any disputed amount due hereunder, and Sank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under the Promissory Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.

WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT, THE PROMISSORY NOTE OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN EVIDENCED BY THE PROMISSORY NOTE AND THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

The following paragraph does not apply if the Agricultural purpose block was checked on Page 1 of the Promissory Note: Upon the occurrence of any default hereunder, the undersigned authorize any attorney admitted to practice before any court of record in the United States to appear on behalf of the undersigned in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST THE UNDERSIGNED, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE UNDERSIGNED FOR PRIOR HEARING, in favor of the Bank for full amount due on this Agreement and the Promissory Note (including the outstanding Principal, accrued interest and any and all other costs, fees, expenses and late charges) plus court costs and attorney’s fees of 15% of the total amount then due hereunder. The undersigned waive the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the undersigned any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the undersigned shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions as often as the Bank shall deem necessary or advisable, for all of which the Note shall be sufficient authority.

Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by the Promissory Note, as modified by this Agreement remains outstanding or as long as Bank remains obligated to make advances, the undersigned shall furnish annually an updated financial statement in a form satisfactory to Bank, which, when delivered shall be the properly of the Bank. Further, the undersigned agree to provide any and all documentation requested by the Bank in order to verify the identity of the undersigned in accordance with the USA Patriot Act

(SIGNATURES ON FOLLOWING PAGE)

BB&T

NOTE MODIFICATION AGREEMENT

Borrower:	UNITED STRATEGIES, INC.

Account Number:	9550902025	Note Number:	00001

Modification Amount:	10,000,000.00	Modification Date:	11/07/2011

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this Agreement to be executed under seal.

Borrower is a Corporation:

WITNESS:
NAME OF CORPORATION
/s/ W.A.B.	By:	/s/ William Ochall	(Seal)

	Title	Chief Financial Officer

	By:		(Seal)

Title

If Borrower is a Partnership, Limited Liability Company, Limited Liability partnership or

Limited Liability Limited Partnership:

WITNESS:
NAME OF CORPORATION
	By:	(Seal)

Title

	By:	(Seal)

Title

If Borrower is an individual:

WITNESS:

(Seal)

Additional Borrowers and Debtors/Grantors/Guarantors:

WITNESS:	Promark Technology, Inc.

/s/ W.A.B.	/s/ William Ochall	(Seal)

	Chief Financial Officer	(Seal)

(Seal)

(Seal)

(Seal)

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

This Schedule “DD” is an attachment to and a part of the Loan Agreement (the “Loan Agreement”) dated August 17, 2010 between Branch Banking and Trust Company (“Bank”) and UNITED STRATEGIES, INC., a Delaware corporation and PROMARK TECHNOLOGY, INC., a Maryland corporation (collectively, “Borrower”).

DD.01. Definitions. In addition to the words and terms defined elsewhere in this Schedule DD, the Loan Agreement and the Uniform Commercial Code of Maryland, as amended from time to time, (the “UCC”) the following terms shall have the following specified meanings:

(a)          Account Debtor. Any Person obligated to Borrower on an Account.

(b)          Account(s). Any right to payment of a monetary obligation, whether or not earned by performance, including without limitation any receivable, contract right, note, draft, instrument, acceptance, chattel paper, lease, or other writing or open account resulting from the sale, lease, license, assignment or other disposal of property by Borrower, or from services rendered or to be rendered by Borrower.

(c)          Advance Rate. The percentage of the total value of Eligible Accounts, Eligible Inventory, Eligible Export-Related Accounts, Eligible Export-Related Inventory, or Other Collateral Bank will lend to Borrower, as set forth in Section DD.02.

(d)          Asset Based Lending Credit Line Sweep Services Agreement. If applicable, that agreement between Bank and Borrower whereby Borrower agrees that all remittances in payment of Accounts shall be deposited in its designated Collateral Reserve Account, Operating Account, or Medicare Receivables Account, as applicable, and shall be administered and applied in accordance with the ABL Credit Line Sweep Services Agreement. This agreement is to be read in conjunction with, and is a part of, the Treasury Management Agreement, the Loan Agreement and this Schedule DD.

(e)          Asset Based Sweep Services Attachment. If applicable, that agreement between Bank and Borrower whereby Borrower agrees that all remittances in payment of Accounts which are deposited to the Collateral Reserve Account will be applied to the outstanding Line of Credit, as well as other provisions of the Loan Documents. This agreement is to be read in conjunction with, and is a part of, the Treasury Management Agreement, the Loan Agreement, and this Schedule DD.

(f)          Availability. The lesser of the Bank’s Line of Credit or Collateral Loan Value reduced by (i) the principal balance outstanding under the Line of Credit, (ii) the Letter of Credit Exposure Reserve, and (iii) the Availability Reserve as determined by Bank from the most recent Loan Base Report and otherwise in the sole discretion of the Bank after consideration of Collections.

(g)          Availability Reserve. A reserve against Availability determined by Bank in its sole discretion from time to time to reflect events, conditions, contingencies or risks or other loans of Bank which without limitation do or may affect the Collateral Loan Value, the business prospects of Borrower or any Account Debtor, or the security interest of Bank, including enforceability, perfection and the priority thereof.

(h)          Bill and Hold. An Account generated by the sale of goods for which an invoice has been issued to the buyer, but the goods represented by such Account remain undelivered to the buyer and/or under the control of Borrower or Borrower’s representative.

(i)          Collateral. Collateral shall mean the assets and property described in the Security Agreement including, without limitation, Borrower’s Accounts, Inventory and Other Collateral.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

(j)          Collections. Collections shall be deemed to include Proceeds of Collateral, in any form received by Bank pursuant to a Lockbox Agreement, or deposited in a Collateral Reserve Account or an Operating Account or a Medicare Receivables Account or other account maintained with Bank, or any other account maintained for the benefit of the Bank, such as a blocked account, which Collections shall be the exclusive and sole property of Bank to the extent applied to the outstanding balance of the Line of Credit.

(k)          Collateral Loan Value. The aggregate value of the Advance Rate as applied to the Eligible Accounts, and/or Eligible Export-Related Accounts, the Advance Rate as applied to the Eligible Inventory and/or Eligible Export-Related Inventory and the Advance Rate applied to the value of Other Collateral, if any.

(1)         Collateral Reserve Account. The demand deposit account maintained with Bank by Borrower into which all proceeds of the Collateral shall be deposited and to which only Bank will have access.

(m)          Contra Account. An Account subject to offset, in the sole discretion of Bank, by an Account Debtor of Borrower.

(n)          Credit Insurance. A policy of credit insurance, satisfactory to Bank, insuring Accounts collaterally assigned to Bank naming Bank as a “loss payee.”

(o)          Cross Aging Rule. Should any Account due Borrower from an Account Debtor have 50% (upon notice, such other percentage as Bank in its discretion shall determine) or more of their total aggregate Accounts aged in excess of the Eligibility Period, then all Accounts from such Account Debtor shall be deemed ineligible.

(p)          Eligible Account and/or Eligible Inventory. An Eligible Account is an Account which is not an Ineligible Account, as defined in Section DD.03 hereof; and Eligible Inventory is Inventory which is not Ineligible Inventory, as defined in Section DD.04 hereof.

(q)          Eligible Export-Related Account and/or Eligible Export-Related Inventory. An Eligible Export-Related Account is a foreign account which is not an Ineligible Foreign Account, as defined in Section DD.03 hereof; and Eligible Export-Related Inventory is Inventory which is not Ineligible Export-Related Inventory as defined in Section DD.04 hereof.

(r)          Eligibility Period. The Eligibility Period for any Account shall mean not more than 90 days from the original invoice date.

(s)          Exam. Exam means those examinations on the premises of Borrower or wherever books, records, or Collateral are located, however maintained, including but not limited to the inspection of Inventory, and standard testing of such books and records by Bank’s representatives, at any time during normal business hours of Borrower, with or without prior notice to Borrower from Bank, as provided in Section DD.06(b).

(t)          Excess Inventory. That level of Inventory on hand determined by Bank to be in excess of a N/A months supply of Borrower’s requirements therefor unless, upon written notice by Bank, Bank in its discretion shall determine a greater or lesser level of Inventory.

(u)          Fees. Those fees which Borrower will pay to Bank in conjunction with Bank’s asset based lending services as set forth in Section DD-07 hereof, whether or not actual loan obligations exist, while the Loan Agreement is in force.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

(v)         Foreign Accounts. Any Account due from any Person located outside the fifty states comprising the United States of America and the District of Columbia unless the Account is due from a Person located in a country, commonwealth and/or possession identified in Section DD.02(f) hereof.

(w)        Government Account. Any Account owed by the United States of America or any state or political subdivision thereof, or any department, agency, authority, board or instrumentality thereof.

(x)         Ineligible Accounts and/or Ineligible Inventory. Shall have the meanings given in Sections DD.03 and DD.04 hereof.

(y)        Ineligible Export-Related Accounts and/or Ineligible Export-Related Inventory. Shall have the meaning given in Sections DD.03 and DD.04 hereof.

(z)         Intellectual Property. Property of any Person constituting under any applicable federal or state law a patent, copyright, trademark, service mark, trade name, trade secret, or license or other right to use any of the foregoing.

(aa)       Inter-Company Account. Any Account from any Account Debtor with Borrower in any manner including, without limitation, as owner, member, partner, shareholder, officer, director, employee, agent, or which is an affiliate of Borrower.

(bb)      Inventory. Goods which are leased or held by Borrower for sale or lease as lessor or furnished under a contract of service, and shall include goods, finished goods, raw materials, work-in-process, and materials to be used and/or consumed in a business and proceeds thereof including Accounts and Chattel Paper.

(cc)       Inventory Caps. The maximum loan amount Bank may lend against the Eligible Inventory and/or Eligible Export-Related Inventory, as set forth in Section DD.02(c) and (d).

(dd)      Letter of Credit. Any Letter of Credit issued by Bank on behalf of Borrower, as Applicant; provided, however, inclusion of this definition shall not imply, or be construed as, a commitment by Bank to issue any Letters of Credit.

(ee)       Letter of Credit Exposure Reserve. At any given date, the aggregate face amount of outstanding Letters of Credit on such date plus the aggregate amount of drafts drawn under or purporting to be drawn under Letters of Credit that have been paid by Bank and for which Bank has not been reimbursed.

(ff)        License Agreement. An agreement between Borrower and Licensor pursuant to which Borrower is authorized to use such Licensor’s Intellectual Property in connection with the manufacturing, sale or other transfer or distribution of Inventory.

(gg)      Licensor. Any Person from whom Borrower obtains a License Agreement.

(hh)     Licensor/Bank Agreement. An agreement satisfactory to Bank among Borrower, Bank and Licensor pursuant to which Licensor consents and authorizes Bank to enforce its security interests and liens against Inventory with the benefit of the Intellectual Property regardless of whether Borrower has defaulted under a License Agreement therefor.

(ii)         Line of Credit. The amount of each Line of Credit (domestic and/or foreign) approved by Bank and set forth in the Loan Agreement.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

(jj)         Loan Base Report. That report on Bank’s standard form, or in a form otherwise acceptable to Bank, to be prepared, signed, dated and delivered by Borrower in accordance with Bank’s instructions, and submitted to Bank by Borrower at specified intervals and/or occasions, and detailing pertinent information as regards Accounts and/or Inventory and/or Other Collateral, Reserves, Collateral Loan Value, outstanding Line of Credit balance, and Availability.

(kk)       Lockbox Agreement. That agreement on Bank’s standard form, or in a form otherwise acceptable to Bank, to be executed by Borrower relating to the provision for lockbox services and requirements.

(ll)         Medicare Receivable. A Government Account arising from the provision of Medicare products and services by Borrower as an eligible provider and/or supplier of Medicare products or services.

(mm)     Medicare Receivables Account. A deposit account in Borrower’s name only maintained at Bank into which proceeds/payments of Medicare Receivables shall be deposited; and, notwithstanding any provision in the Loan Agreement, this Schedule or other agreements between Borrower and Bank, the Bank shall not have a right of offset, and by execution hereof does hereby waive, such right of offset to the proceeds/payments of Medicare Receivables deposited to such account.

(nn)      Operating Account. Operating Account shall mean the Borrower’s demand deposit account at any time with Bank, or any substitute or replacement account at Bank.

(oo)      Other Collateral. Collateral that shall be included in Collateral Loan Value, other than Accounts or Inventory, as specifically approved and determined by Bank in its sole discretion.

(pp)      Person. Any individual, corporation, general or limited partnership, limited liability company or partnership, limited liability limited partnership, trust, unincorporated organization, association, joint venture, or a state or federal government agency or political subdivision thereof.

(qq)      Proceeds. Proceeds shall have the meaning given to it under the UCC and shall include without limitation the collections and distributions of Collateral, cash or non-cash.

(rr)        Reserves. Aggregate deductions from the Collateral Loan Value and/or Availability as determined by Bank from time to time, including, but not limited to, Letter of Credit Exposure Reserve and the Availability Reserve.

DD.02. Advance Rates/Advances/ Prepayment and Other Provisions.

Bank agrees that the Advance Rates to be used to calculate the Collateral Loan Value shall be:

(a)	85% against the Eligible Accounts.
(b)	0% against the Eligible Export-Related Accounts

(c)	Against the Eligible Inventory as follows:	Inventory Sublimits:

50%	Finished Inventory	$1,000,000.00
0%	Raw Materials Inventory	$0
0%	Work in Process Inventory	$0
0%	In Transit Inventory	$0
0%	Other Eligible Inventory	$0

		Subtotal: $1,000,000.00

(d)	Against Eligible Export-Related Inventory as follows:

0%	Raw Materials Inventory	$0
0%	Work in Process Inventory	$0
0%	Work in Process Inventory	$0
0%	Other Eligible Inventory	$0

		Subtotal: $0.00

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

Inventory values will not exceed the lower of cost or market and, if required by Bank, will be reduced by the LIFO reserve. The aggregate loan advances against Eligible Inventory shall not exceed at any time the foregoing Inventory Sublimits or Subtotals or an Aggregate Inventory Sublimit of $1,000,000.00 (the “Inventory Caps”).

(e)          Other Collateral shall be included in the Collateral Loan Value as approved by Bank from time to time, together with an Advance Rate determined by Bank from time to time.

(f)          Any Account due from a Person located in the following identified countries, commonwealths, and/or possessions shall not be deemed a Foreign Account: (list) NONE.

(g)          Notwithstanding that the following Account Debtor(s) shall be ineligible pursuant to the terms hereof, such Account Debtor(s) shall nonetheless be deemed eligible by Bank, subject to any limitations and/or advance provisions set forth below, until Bank, upon written notice, in its sole discretion, shall provide otherwise:

Account Debtor/Address	Limitations/Advance Provisions

NONE.

Bank reserves the right, upon notice, in its sole discretion, to amend the Eligibility Period, Inventory Caps, Reserves, or the provisions of Section DD.02(f) and (g) at any time; and, the Loan Base Report, upon receipt by Bank, shall be subject to Bank’s satisfactory review, acceptance or correction.

Bank agrees to (i) make advances under the Line of Credit automatically, without any request by Borrower upon the presentment of items drawn against Borrower’s operating account, provided the Availability, as shown upon a current acceptable Loan Base Report as required herein, and otherwise determined by Bank in its sole discretion after consideration of Collections, is sufficient to cover such advances, or (ii) fund the operating account based on request(s) for advances from Borrower orally or in writing provided the Availability is sufficient to cover such advances. Borrower shall submit a completed Loan Base Report to Bank as required, so long as the Line of Credit shall exist, regardless of the outstanding balance thereof. It is further provided that Borrower releases Bank from any liability or obligation for and agrees to indemnify and hold Bank harmless from and against any loss, cost, damage or expense (including Bank’s reasonable attorneys’ fees) incurred or suffered as a result of the payment by Bank of any item drawn against Borrower’s checking account that is subsequently determined to have been improperly paid for any reason, except for the gross negligence or willful misconduct of Bank. Bank also reserves the right, upon notice, in its sole discretion, to discontinue the automatic payment of items presented to Bank, and to require written or oral advance requests to be made by Borrower.

Bank is authorized (without any further request from Borrower) to advance on behalf of Borrower as a Loan all sums required to be paid by Borrower to Bank in respect of any Letter of Credit pursuant to the terms of the Application for Letter of Credit (including all fees associated therewith), but Bank shall have no obligation to make such a Loan.

Bank may debit the amount of any payment due under the Loan Agreement and this Schedule DD from the Operating Account, any deposit account or loan account of Borrower maintained with Bank, but Bank shall have no obligation to do so.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

If the principal balance outstanding at any time under the Line of Credit exceeds the lesser of the approved maximum amount of the Line of Credit or the Collateral Loan Value reduced by the Reserves (herein an “Overadvance”), Borrower shall immediately prepay the Line of Credit to the extent necessary to eliminate such excess. For so long as the Overadvance shall exist and be continuing, and without prejudice to any other rights Bank may have hereunder, Bank shall be authorized upon written notice to Borrower to assess an overadvance fee as determined by Bank in its discretion in an amount up to 1% of the Overadvance, but not less than $1,500, subject to such other minimum amount as Bank in its discretion upon notice to Borrower shall determine.

DD.03. Ineligible Accounts.

Ineligible Accounts shall include the following:

(a)          The amount of any Account outside of the Eligibility Period.

(b)          Any Account which is a Contra Account.

(c)          Any Account subject to the Cross Aging Rule.

(d)          Any Account which has been bonded or become subject to a suretyship or other similar arrangement.

(e)          Any Inter-Company Account.

(f)          Any Foreign Account, including any Export-Related Account, unless such Account shall be insured by Credit Insurance, or such Account shall be supported by a letter of credit for the benefit of and acceptable to Bank, or such Account shall be eligible pursuant to a duly executed Loan Authorization Agreement issued by the Small Business Administration of the United States Government in favor of Bank, or such Account is eligible pursuant to a duly executed Borrower Agreement issued by the Export-Import Bank of the United States in favor of Bank, or such Account is otherwise expressly approved in writing by the Bank.

(g)          Any Account representing a Bill and Hold or similar arrangement.

(h)          Any Government Account due from any branch, agency, or political subdivision of the State or Federal Government, including without limitation, any municipality, county, or board (each a “Governmental Entity”)for which the proper Assignment of Claims form, governmental consents, approvals, or Notice of Assignment form have not been fully executed or warrant issued for payment thereof by the Governmental Entity if such assignments, consents, approvals or warrants for payment shall be required by Bank in writing.

(i)          Any Account due from any government agency which, by contract, precludes and/or prohibits the collateral assignment of such Account, unless otherwise expressly approved by Bank in writing.

(j)          Any Account which, at the discretion of Bank, is deemed doubtful for collection for any reason, including but not limited to, those involving disputes, returns, credit worthiness, legal proceedings, whether in process, pending or threatened, conditional payments, is not free of all liens, encumbrances, charges, rights and interest except those in favor of Bank; or represent deposits, retainages, or progress billings, or are not payable in U.S. Dollars.

(k)          That portion of Accounts due from an Account Debtor which is in excess of a concentration limit of twenty-five percent (25%) of Borrower’s aggregate dollar amount of all outstanding Accounts.

(l)          That portion of Accounts which represent a credit balance on any Account outside of the Eligibility Period.

(m)          Any Chattel Paper unless expressly made an Eligible Account in writing by Bank.

(n)          Any Account otherwise deemed ineligible by Bank in its sole discretion.

Bank reserves the right, upon notice, in its sole discretion, to amend the terms of the Ineligible Accounts at any time.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

DD.04.         Ineligible Inventory.

Ineligible Inventory shall include the following:

(a)	Inventory not legally owned by Borrower, including but not be limited to, goods on consignment from any supplier, vendor, and/or individual, or goods on demonstration and/or for trial, and not subject to the first lien priority security interest in favor of Bank.
(b)	Inventory not in new and/or salable condition, including but not limited to, damaged goods, goods used by Borrower and/or potential buyers, goods with missing components/parts and not in a whole condition.
(c)	Inventory which has been held by Borrower more than 12 months without being sold and/or leased.
(d)	Inventory representing work-in-process unless authorized by Bank pursuant to DD.02(c) and/or (d).
(e)	Inventory deemed by Bank, at its sole discretion, to cause and/or represent unusual danger to the health and/or safety of individual(s) and/or the environment.
(f)	Inventory which violates any federal law and/or laws of the city, county, or state where the goods are stored.
(g)	Inventory of which Borrower is the legal owner but which is being stored and/or housed at a location other than the place of business of Borrower or in transit (unless otherwise approved by Bank in writing including conditions thereof) or is otherwise authorized as set forth hereinabove in Section DD.02(c) and/or (d).
(h)	Inventory deemed otherwise ineligible by Bank in its sole discretion.
(i)	Inventory subject to a security interest, lien or other encumbrance in favor of any other Person.
(j)	Inventory, if Export-Related Inventory, unless such Inventory is eligible pursuant to a duly executed Loan Authorization Agreement issued by the Small Business Administration of the United States Government in favor of Bank, or such Inventory is eligible pursuant to a duly executed Borrower Agreement issued by the Export-Import Bank of the United States in favor of Bank, or such Inventory is otherwise expressly approved in writing by Bank.
(k)	Inventory determined by Bank to be Excess Inventory.
(l)	Inventory subject to a License Agreement for which Bank shall have required in writing a Licensor/Bank Agreement and such agreement shall not have been obtained.

Bank reserves the right, upon notice, in its sole discretion, to amend the terms of the Ineligible Inventory at any time.

DD.05. Proceeds of Collateral and Application of Proceeds. (Check either (b) or (c); and (a) if applicable.)

☒	(a) Borrower shall execute a Lockbox Agreement with Bank and shall notify, or cause to be notified, all Account Debtors to forward all remittances to the lockbox in accordance with such Lockbox Agreement. Customer shall pay all costs of such lockbox, including set up and administration thereof.
☐	(b) Borrower agrees to deposit all Proceeds of the Collateral in a Collateral Reserve Account at Bank, except that Medicare Receivables proceeds shall be deposited to the Medicare Receivables Account.
☐	(c) Borrower agrees to deposit all Proceeds of the Collateral in an Operating Account.

Borrower agrees that all Proceeds shall be applied as described in the Loan Documents (including the Asset-Based Sweep Services Attachment or the ABL Credit Line Sweep Services Agreement, if applicable). Bank reserves the right, in its sole discretion, to require Borrower to implement DD.05 (b) and/or DD.05 (a) immediately upon written notification from Bank.

DD.06. Reporting / Exam.

(a)          Reporting. (Check all that apply)

Borrower shall provide the following reports, financial statements, list of Account Debtors and addresses and other reports to Bank upon execution hereof and thereafter as indicated below (herein the “Required Information”). Unless and until the Bank shall agree otherwise, such Required Information shall be submitted to Bank electronically in non-scanned PDF format acceptable to Bank via the internet as an electronic record thereof or in such other format acceptable to Bank.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

Weekly	Quarterly	Annually	Month-End
	☐		☒	Monthly Loan Base Reports. Monthly Loan Base Reports, prepared as of the end of each reporting period. Except as set forth below, Loan Base Reports are required for all loans covered by this Agreement no later than 15 days following each reporting period end. Additionally, all other required reports indicated below will also be due on the fifteenth (15th) day of each reporting period.
☒				Weekly Loan Base Reports. Weekly Loan Base Reports, based on information with an “as of” date no more than eight (8) business days old when received by Bank. Sales and cash receipts journals shall accompany each report. The last Weekly Loan Base Report provided each month shall be a full or partial week with an “as of” date consistent with Borrower’s fiscal month end, subject to reconciling adjustments, if any, in the monthly reports hereinafter required.
	☐		☒	Accounts Aging based upon invoice date by the fifteenth (15th) day of each reporting period.
	☐		☒	Inventory Report by the fifteenth (15th) day of each reporting period.
	☐		☐	Accounts Payable Aging by the fifteenth (15th) day of each reporting period.
	☒		☐	Financial Statements, which shall be due on the 45th day after the end of each quarter as indicated.
		☒	☐	A list of Account Debtors with current addresses.
☐	☐	☐	☐	Other: _______

Borrower shall forward to Bank any of these reports at such other times as Bank may require them, upon notice to Borrower, and/or any other reports deemed necessary by Bank in its discretion to monitor the Collateral for the Line of Credit. Notwithstanding any provision to the contrary, if any, in the Loan Agreement, the foregoing reporting requirements shall not be subject to notice of default by Bank, or right to cure by Borrower, it being expressly understood and agreed that timely receipt of same are material and fundamental to the Bank’s administration and funding of the Line of Credit. Upon written notice, Bank shall be authorized to impose a late reporting fee as determined by Bank for failure of Borrower to timely comply with the reporting requirements of this section.

(b)          Exam. From time to time, but at least two (2) times per year, as deemed necessary by Bank in its sole discretion to monitor Collateral, Borrower hereby authorizes Bank or any agent or representative thereof to inspect, examine and verify the Accounts, Inventory, and Other Collateral, make copies of and make abstracts from all the records and books of account of, and visit the properties of Borrower, and to discuss the affairs, finances, and Collateral generally of Borrower with any of its respective owners, officers, directors, shareholders, members, or partners and Borrower’s independent accountants and consultants. Without expense to Bank, Bank may use any of Borrower’s personnel, equipment, including computer equipment, programs and computer readable media as deemed necessary by Bank to conduct such Exam.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

DD.07. Fees.

(a)	Borrower shall pay to Bank the sum of $400 per month as a fee for the use of Bank’s asset based lending services which shall be in addition to any fees or other charges for the treasury services of Bank. This fee may be changed by written notice to Borrower.
(b)	Borrower shall pay to Bank for each Exam of Borrower, an examination fee of $750.00 per diem per examiner plus expenses such as, but not limited to, travel expense(s), specialized equipment needed to count and/or value goods pledged as Collateral to Bank, the use of outside firms to perform any Exam as deemed necessary by Bank in its sole discretion to monitor Collateral, with said reimbursement being represented by receipts and/or listing of expense(s) submitted to Borrower by Bank along with Bank’s invoice for reimbursement. Bank reserves the right to change the examination fee upon notice to Borrower.
(c)	Borrower shall pay to Bank the actual cost of any appraisal of Inventory and/or Other Collateral performed by an independent appraiser as required by Bank.
(d)	Bank in its discretion may charge a late reporting fee for Borrower’s failure to provide timely reports required under Section DD.06.
(e)	Bank reserves the right to debit all Fees from the Operating Account of Borrower.

DD.08. Events of Default. In addition to those Events of Default appearing elsewhere in the Loan Agreement, each of the following shall constitute an additional Event of Default under the Loan Agreement:

(a)	The refusal by Borrower to permit Bank to inspect, examine or verify the books and records in accordance with the Exam provisions of this Loan Agreement.
(b)	Failure to execute a Lockbox Agreement and notify Account Debtors to remit payments to the Lockbox, if required by Bank.
(c)	Failure to deposit checks or other remittances received in payment of Accounts into the Collateral Reserve Account or Operating Account, as required pursuant to Section DD.05.
(d)	If the outstanding principal balance under the Line of Credit plus the Reserves exceeds the Collateral Loan Value or the amount of the Line of Credit and Borrower fails immediately to prepay the Line of Credit by an amount sufficient to bring Borrower in compliance with this Schedule DD.
(e)	If Borrower fails to comply with the Reporting requirements of DD.06(a).
(f)	If Borrower fails to otherwise comply with any of the provisions of this Schedule “DD” or the Loan Agreement.

DD.09. Other Provisions.

(a)	Notice. Any notice required to be given herein shall be effective when made and, notwithstanding any provisions in the Loan Agreement to the contrary, may be made by hand delivery, confirmed facsimile transmission, overnight courier, first class or certified mail return receipt requested.
(b)	Operating Account. Notwithstanding any provision in the Loan Agreement to the contrary, Borrower shall establish and maintain its Operating Account and Medicare Receivables Account with Bank during the term hereof.
(c)	Certain Events. Upon execution hereof and with each borrowing made hereunder pursuant to the Loan Base Report, Borrower shall be deemed to certify to Bank that (i) no Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default; (ii) no material adverse change shall have occurred in the financial or operating condition or prospects of Borrower since the date of the Loan Agreement; (iii) all Loan Documents shall have remained in full force and effect; and (iv) the representations and warranties contained in the Loan Agreement shall be true and correct as of such date.

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

(d)	Electronic Transactions. Borrower and Bank agree that the electronic reporting of Required Information authorized herein shall constitute an agreement under the Uniform Electronic Transfer Act (the “Act”), in effect in the State of North Carolina; and any dispute or controversy relating to such reporting shall be interpreted in accordance with the provisions of the Act. With respect to such reporting, Borrower acknowledges that Bank shall not be responsible (i) for any failure, interruption, or delay in the performance of the internet; (ii) for any unauthorized, inadvertent, or fraudulent access, use or disclosure to third parties of the Required Information should it occur by error of transmission of Customer or reply thereto by Bank or otherwise; (iii) for Bank’s failure to maintain security measures at the time of transmission or reply thereto to prevent unauthorized access, misappropriation and use of Required Information by third parties. Borrower expressly assumes the risk of unauthorized access, use or misappropriation by third parties of the Required Information transmitted to Bank via the internet and will hold harmless and indemnify Bank from any claim or expense, including reasonable attorneys fees associated therewith. Until Bank shall receive written notice otherwise from Borrower, the following persons may be contacted by Bank with any questions or issues about the Required Information:

Primary Contact Person	Secondary Contact Person

Bill Ochall	Dale Foster
Name	Name

Chief Financial Officer	President
Title	Title

1-800-634-0255	1-800-634-0255
Telephone Number	Telephone Number

billo@promarktech.com	dalef@promarktech.com
E-mail Address	E-mail Address

This agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no third person or persons shall have any right(s) to action hereon.

[Signatures on Following Page]

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

IN WITNESS WHEREOF, Borrower and Bank have executed this Schedule “DD” as of this date and have adopted as their respective seal the “seal” appearing beside or near their signatures below.

BORROWER:

UNITED STRATEGIES, INC.,
a Delaware corporation

By:	/s/ William J. Ochall	[Seal]
Name:	William Ochall
Title:	Chief Financial Officer

PROMARK TECHNOLOGY, INC.,
a Maryland corporation

By:	/s/ William J. Ochall	[Seal]
Name:	William Ochall
Title:	Chief Financial Officer

STATE OF MARYLAND

CITY/COUNTY OF Anne Arundel

I, Stacy Charlier_____, Notary Public of the City/County and State aforesaid, certify that WILLIAM OCHALL, personally came before me this day and acknowledged that he is the Chief Financial Offier of UNITED STRATEGIES, INC., a Delaware corporation, and the Chief Financial Officer of PROMARK TECHNOLOGY, INC., a Maryland corporation, and that by authority duly given and as the act of the corporations, the foregoing instrument was signed in their name by him, as their Chief Financial Officer.

Witness my hand and official stamp or seal, this 17___ day of August, 2010.

My commission expires: 10/16/10	/s/ Stacy Charlier
Notary Public

(SIGNATURES CONTINUE ON FOLLOWING PAGE)

Account No. 9550902025 Note No. 00001

BB&T

SCHEDULE “DD” TO BB&T LOAN AGREEMENT

BRANCH BANKING AND TRUST COMPANY,
a North Carolina corporation

By:	[Seal]
Brannon E. Fitch
Senior Vice President

STATE OF MARYLAND

CITY/COUNTY OF ______________

I, ______________, a Notary Public of the City/County and State aforesaid, certify that BRANNON E. FITCH, personally came before me this day and acknowledged that he is the Senior Vice President of BRANCH BANKING AND TRUST COMPANY, a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by him, as its Senior Vice President.

Witness my hand and official stamp or seal, this ________ day of August, 2010.

My commission expires:
Notary Public

Account No. 9550902025 Note No. 00001

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